Exhibit 99.1


Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                    NEWS RELEASE
                  864-597-8361


                    DENNY'S REPORTS DECEMBER SAME-STORE SALES

         Spartanburg, S.C., January 5, 2006 - Denny's Corporation (Nasdaq:DENN) today reported same-store sales for its company-owned Denny's restaurants during the five-week month ended December 28, 2005 compared with the related period in fiscal year 2004.

   Sales:                         Dec. 2005        4Q 2005           FY 2005
   -------------------------    -------------   -------------     -------------
   Same-Store Sales                  1.1%            1.7%             3.3%
   Guest Check Average               6.2%            5.4%             4.4%
   Guest Counts                     (4.8%)          (3.5%)           (1.0%)


   Restaurant Counts:             12/28/05        12/29/04
   -------------------------    -------------   -------------
   Company-owned                     543             553
   Franchised and Licensed         1,035           1,050
                                -------------   -------------
                                   1,578           1,603

         Denny's same-store sales in the fourth quarter were consistent with previously issued guidance. The Company experienced softer guest traffic than expected in the East and Midwest sections of the country, partially offset by a higher average guest check. Cost pressures remained challenging in the quarter due primarily to significantly higher utility costs.

         Denny's expects to release same-store sales for the month ended January 25, 2006 on Thursday, February 2, 2006. In addition, Denny's expects to release results for the fourth quarter and full year 2005 in mid-February.

         Denny's is America's largest full-service family restaurant chain, consisting of 543 company-owned units and 1,035 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.


         The Company urges caution in considering its current trends and the outlook on earnings disclosed in this press release. Certain matters discussed in this release constitute forward looking statements. These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as "expects", "anticipates", "believes", "intends", "plans", and "hopes", variations of such words and similar expressions are intended to identify such forward-looking statements. Except as


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may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended
December 29, 2004 (and in the Company's subsequent quarterly reports on Form 10-Q).